Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vermillion, Inc.

Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-198734, 333-202032, 333-189929) and Form S-8 (Nos. 333-167204, 333-193312, 333-205855) of Vermillion, Inc. of our report dated March 30, 2017, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K.

/s/ BDO USA, LLP

Austin, Texas

October 27, 2017